EXHIBIT (8j)(i)

PARTICIPATION AGREEMENT

AMENDMENT NO. 2

December 31, 2003

This Agreement, made and entered into as of the 1st day of April, 2002 and amended on September 30, 2002 and December 31, 2003, (the "Agreement") by and among SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a life insurance company organized as a corporation under the laws of the State of Delaware, on its own behalf and on behalf of the separate account of the Company set forth on Schedule D hereto as may be amended from time to time (such account hereinafter referred to as the "Account"), WANGER ADVISORS TRUST (hereinafter the "Trust"), a Massachusetts business trust, and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation, is hereby amended as follows:

1. Schedule B and Schedule D are hereby deleted in their entirety and replaced with the following:

Schedule B

Accounts of the Company

1.	Name:	Sun Life of Canada U.S. Variable Account F
	Date Established:	July 13, 1989
	SEC Registration Number:	811-05846

2.	Name:	Keyport Variable Account A
	Date Established:	January 30, 1996
	SEC Registration Number:	811-07543

Schedule D

Contracts of the Company

	Contract 1	Contract 2	Contract 3	Contract 4
Contract/Product Name	All-Star	All-Star Traditions	All-Star Freedom	All-Star Extra
Registered	Yes	Yes	Yes	Yes
SEC Registration Number	333-74844	333-83516	333-83364	333-83362
Representative Form Numbers	RFFII-IND-MVA-02	RCHII-IND-MVA-02	FIIII-IND-MVA-02	FAII-IND-MVA-02
Separate Account Name/Date Established	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989	Sun Life of Canada U.S. Variable Account F July 13, 1989
SEC Registration Number	811-05846	811-05846	811-05846	811-05846

	Contract 5	Contract 6	Contract 7	Contract 8
Contract/Product Name	Keyport Charter	Keyport Vista	Stein Roe Annuity	Keyport Latitude
Registered	Yes	Yes	Yes	Yes
SEC Registration Number	333-75747	333-01043	333-84701	333-43706
Representative Form Numbers	DVA(1)/CERT DVA(1)/IND	DVA(1)CERT DVA(1)/IND	DVA(2)SRA	BVA(1)/CERT BVA(1)/IND
Separate Account Name/Date Established	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996	Keyport Variable Account A January 30, 1996
SEC Registration Number	811-07543	811-07543	811-07543	811-07543

IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement.

The Company:	Sun Life Assurance Company of Canada (U.S.)

By: ___________________________________
Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

By: ____________________________________
Name: Philip K. Polkinghorn
Title: Vice President, Annuities Division

The Trust:	Wanger Advisors Trust

By: ____________________________________
Name:
Title:

The Underwriter:	Liberty Funds Distributor, Inc.

By: ____________________________________
Name:
Title: